Exhibit 3.1.1

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “COMMUNITY FINANCIAL SHARES, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2000.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.

/s/ Edward J. Freel, Secretary of State
Edward J. Freel, Secretary of State
3252741 8300	AUTHENTICATION: 0870660

001642297	DATE: 12-21-00

CERTIFICATE OF INCORPORATION

OF

COMMUNITY FINANCIAL SHARES, INC.

1. The name of the corporation is:

COMMUNITY FINANCIAL SHARES, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity, for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is nine hundred thousand (900,000): all of such shares shall be without par value.

5A. The name and mailing address of the incorporates is as follows:

NAME	MAILING ADDRESS
Ward J. Larson	822 Saddlewood Drive Glen Ellyn, IL, 60137

5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
William F. Behrmann	858 Saddlewood Dr. Glen Ellyn, IL, 60137

H. David Clayton	22W676 Ahlstrand Dr. Glen Ellyn, IL, 60137

Raymond A. Dieter	22W240 Stanton Glen Ellyn, IL, 60137

Donald H. Fischer	1676 Thompson Dr. Wheaton, IL, 60187

Harold W. Gaede	1005 S. Hale Wheaton, IL, 60189

Joe. S. Morrissey	108 E. Farnham Rd. Wheaton, IL, 60187

John M. Mulherin	569 Dorset Ave. Glen Ellyn, IL, 60137

E. Lawrence Young	1481 Sandy Hook Wheaton, IL, 60187

6. The corporation is to have perpetual existance.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. In all elections of directors and all matters coming to the stockholders, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on all matters is non-cumulative.

11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, ot (iv) for any transaction from which the director derived any improper personal benefit.

The undersigned, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 11th day of July, 2000.

/s/ Ward J. Larson
Ward J. Larson